Exhibit 99.3
CHANGE OF CONTROL AND SEVERANCE AGREEMENT
KEVIN L. CRUDDEN
     This Agreement is made effective as of March 4, 2008 between Digital River, Inc., a Delaware corporation (the “Company”), with its principal administrative office at 9625 W. 76th Street, Eden Prairie, MN 55344, and Kevin L. Crudden (the “Executive”).
     WHEREAS, the Company wishes to provide the Executive with an incentive to continue his employment, to assure that the Company will have the continued dedication and objectivity of the Executive, notwithstanding the possibility or occurrence of a change of control of the Company and to motivate the Executive to maximize the value of the Company upon a change of control for the benefit of its stockholders;
     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:
     1. PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.
     The provisions of this Section shall in all respects be subject to the terms and conditions stated in Sections 4 and 11, and subject to the execution by Executive of a general release of all claims against the Company in a form reasonably acceptable to the Company.
          (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive’s employment by the Company, the provisions of this Section 1 shall apply. As used in this Agreement, an “Event of Termination” shall mean and include any one or more of the following: (i) the termination by the Company of Executive’s full-time employment by the Company for any reason, other than a termination following a Change in Control (as defined in Section 2(a) hereof), upon Retirement (as defined in Section 3 hereof), upon death or Disability (as defined in Section 3 hereof), or for Cause (as defined in Section 4 hereof); and (ii) Executive’s resignation from the Company’s employ, upon (A) any material change in Executive’s function, duties, or responsibilities, which change would cause Executive’s position to become one of lesser responsibility, importance, or scope, unless consented to by the Executive, (B) a relocation of Executive’s principal place of employment by more than 30 miles from its location at the effective date of this Agreement, or a material reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement, in each case, unless consented to by the Executive, or (C) material breach of this Agreement by the Company. Upon the occurrence of any event described in clauses (ii)(A), (B) or (C) above (a “resignation for Good Reason”), Executive shall have the right to elect to terminate his employment with the Company by resignation for Good Reason upon not less than thirty (30) days prior written notice given within a reasonable period of time not to exceed, except in case of a continuing breach, three (3) calendar months after the event giving rise to such right to elect. Notwithstanding any other provision of this Section 4(a) to the contrary, no Event of Termination shall be deemed to have occurred unless the Executive also has Separated from Service with the Company, as defined in Exhibit A, in accordance with Internal Revenue Code Section 409A and the regulations promulgated thereunder (“Section 409A”).
CHANGE OF CONTROL AND SEVERANCE AGREEMENT
KEVIN L. CRUDDEN

          (b) Subject to Section 7 hereof, upon the occurrence of an Event of Termination, the Company shall be obligated to pay Executive, as severance pay or liquidated damages, or both, an amount equal to twelve (12) months of the Executive’s base salary in effect at the time of the occurrence of the Event of Termination. Such payment shall be made in one lump sum on the date that is six (6) months after the date of Executive’s Separation from Service; provided, however, that in the event that, at the time of such Separation from Service, Executive is not a “specified employee” of the Company within the meaning of Section 409A(a)(2)(B)(i) or the Company does not have a class of stock that is publicly traded on an established securities market or otherwise, and a six-month delay in payment of benefits is not otherwise required by Section 409A, then such payment shall be made in twelve (12) equal monthly installments during the twelve (12) months following such Separation from Service.
          (c) Upon the occurrence of an Event of Termination, the Company will cause to be continued life, medical, dental and disability coverage (to the extent available and effected in compliance with Section 409A) substantially identical to the coverage maintained by the Company for Executive prior to his termination for twelve (12) months.
          (d) Upon the occurrence of an Event of Termination, the Executive will be entitled to receive vested benefits due him under or contributed by the Company on his behalf pursuant to any retirement, incentive, profit sharing, bonus, performance, disability (if coverage is available under the Company’s current policy) or other employee benefit plans maintained by the Company on the Executive’s behalf to the extent provided for by the terms and conditions of the applicable plan documents and to the extent that such benefits are not otherwise paid to Executive under a separate provision of this Agreement.
          (e) Upon the occurrence of an Event of Termination, any unexercised stock options, restricted stock, stock appreciation rights or other equity incentive awards (“Incentive Equity”) granted to the Executive by the Company shall immediately vest and be immediately exercisable and free from any right of repurchase upon the Executive’s receipt of the Notice of Termination (as defined below) relating to such Event of Termination, and any stock options held by Executive shall remain exercisable for a period of ninety (90) days thereafter, after which (unless otherwise provided in the Incentive Equity agreement) they shall terminate.
     2. CHANGE IN CONTROL.
          (a) No benefit shall be payable under this Section 2 unless there shall have been a Change in Control of the Company as set forth below and unless the Executive executed a general release of all claims against the Company in a form reasonably acceptable to the Company. For purposes of this Agreement, a “Change in Control” of the Company shall mean any of the following, but only to the extent that such change of control transaction is a change in the ownership or effective control of Company or a change in the ownership of a substantial portion of the assets of the Company as defined under Section 409A: (A) individuals who constitute the Board of Directors of the Company on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least a majority of the directors comprising the Incumbent Board (or directors elected by the process set forth in this clause (A)), shall be, for purposes of this clause (A), considered as though he were a
CHANGE OF CONTROL AND SEVERANCE AGREEMENT
KEVIN L. CRUDDEN

member of the Incumbent Board; or (B) a sale of all or substantially all of the assets of the Company, (C) a plan of reorganization, merger or consolidation or similar transaction occurs in which the stockholders of the Company prior to such transaction do not continue to hold, as a result of shares of capital stock of the Company held by them prior to such transaction, a majority of the voting power of the capital stock of the surviving corporation or entity; (D) a proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company with one or more entities as a result of which the outstanding shares of the class of securities then subject to such a plan or transaction are subsequently exchanged for or converted into cash or property or securities not issued by the Company shall be distributed; or (E) a tender offer is completed for 50% or more of the voting securities of the Company then outstanding.
          (b) If any of the events described in Section 2(a) hereof constituting a Change in Control have occurred or the Board of Directors has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c) and (d) of this Section 2 upon his subsequent involuntary Separation from Service with the Company or the Executive’s Separation from Service with the Company on account of his resignation for Good Reason or in the event of Executive’s subsequent death, unless any such Separation from Service is because of Termination for Cause.
          (c) Upon the occurrence of a Change in Control followed by the Executive’s Separation from Service with the Company (other than a Termination for Cause or a resignation without Good Reason), or in the event of Executive’s subsequent death, the Company shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, an amount equal to twelve (12) months of the Executive’s base salary in effect at the time of the occurrence of the Change in Control. Such payment shall be made (A) immediately upon the Executive’s death or (B) in one lump sum on the date that is six (6) months after the date of Executive’s Separation from Service; provided, however, that in the event that, at the time of such Separation from Service, Executive is not a “specified employee” of the Company within the meaning of Section 409A(a)(2)(B)(i) or the Company does not have a class of stock that is publicly traded on an established securities market or otherwise, and a six-month delay in payment of benefits is not otherwise required by Section 409A, then such payment shall be made in twelve (12) equal monthly installments during the twelve (12) months following such Separation from Service.
          (d) Upon the occurrence of a Change in Control followed by the Executive’s Separation from Service with the Company (other than a Termination for Cause or a resignation without Good Reason), the Company will cause to be continued life, medical, dental and disability coverage (if coverage is available under the Company’s current policy and subject to compliance with Section 409A) substantially identical to the coverage maintained by the Company for Executive prior to his termination for twelve (12) months following termination.
          (e) Upon the occurrence of a Change in Control, any unvested Incentive Equity granted to the Executive shall immediately vest and be immediately exercisable and free from any rights of repurchase, subject to the provisions of Section 2(f) hereof.
CHANGE OF CONTROL AND SEVERANCE AGREEMENT
KEVIN L. CRUDDEN

          (f) If any payment or benefit Executive would receive pursuant to this Section 2 (“Payment”) would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code (the “Code”), and, but for this paragraph (f), be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless Executive elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the Payment): reduction of cash payments; cancellation of accelerated vesting of Incentive Equity; reduction of employee benefits. In the event that acceleration of vesting of Incentive Equity compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of Executive’s Incentive Equity unless Executive elects in writing a different order for cancellation. The Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder, and shall bear the expenses thereof. Such accounting firm shall provide its calculations, together with detailed supporting documentation, to the Company and Executive within thirty (30) calendar days after the date on which Executive’s right to a Payment is triggered (if requested at that time by the Company or Executive). If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Executive.
     3. TERMINATION UPON RETIREMENT, DEATH, AND DISABILITY.
          (a) For purposes of this Agreement, termination based on “Retirement” shall mean termination in accordance with the Company’s retirement policy or in accordance with any retirement arrangement established with Executive’s consent with respect to him. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Company and other plans to which Executive is a party to the extent provided for by the terms and conditions of the applicable retirement or other plan documents.
          (b) Upon the Executive’s death, the rights granted in Section 1(e) will be immediately available for Executive’s beneficiaries. In addition, Executive’s beneficiaries shall be awarded a pro-rated bonus, in an amount equal to the Board of Directors’ good faith estimate of the bonus Executive would have been awarded for the current year, if any, pro-rated by the number of completed calendar months of such year (such that, for example, if the Executive’s death occurred on October 5 in a calendar year, his bonus would be pro-rated by 9/12ths); provided that in no event will such bonus amount be less than such pro-rated portion of the average of Executive’s bonuses for the three most recent years.
CHANGE OF CONTROL AND SEVERANCE AGREEMENT
KEVIN L. CRUDDEN

          (c) If the Executive is Disabled (as defined below) for a continuous period of six (6) months, the Company may terminate Executive’s employment and this Agreement upon written notice to the Executive. If the Company terminates the Executive due to the Disability of the Executive, the Company shall, for a period of one (1) year from the date of termination, provide the Executive with the term life insurance and medical insurance and, to the extent permitted by law and the terms and conditions of the Company’s benefit plans, other employee benefits generally available to the Company’s employees, that are in effect at the time of termination. The Executive, for purposes of this Agreement, shall be deemed to be “Disabled” if he (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last of a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under any accident and health plan covering employees of the Company. In addition, Executive shall be awarded (i) a cash amount equal to twelve (12) months of the Executive’s base salary in effect at the time of termination due to Disability, and (ii) a pro-rated bonus, in an amount equal to the Board of Directors’ good faith estimate of the bonus Executive would have been awarded following the end of the current year, if any, pro-rated by the number of completed calendar months of such year (such that, for example, a termination on October 5 in a calendar year would result in payment of the 9/12 of Executive’s bonus); provided that in no event will such bonus amount be less than such pro-rated portion of the average of Executive’s bonuses for the three most recent years.
     4. TERMINATION FOR CAUSE.
          The term “Termination for Cause” shall mean termination because of (i) any knowing act, or knowing failure to act, by the Executive involving fraud or willful malfeasance in the performance of his duties for the Company, including, but not limited to, Executive’s willful failure to serve as a full time employee of the Company, (ii) the Executive’s unlawful appropriation of a corporate opportunity or other breach of fiduciary duty or other obligation to the Company, or (iii) the conviction of the Executive of a felony under federal or state law. For purposes of this Section, no act, or the failure to act, on Executive’s part shall be “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a Notice of Termination (after 30 days’ notice to Executive and an opportunity for him, together with counsel, to be heard before the Board of Directors), stating that Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause.
     5. NOTICE
          (a) Any purported termination by the Company or by the Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which shall indicate the
CHANGE OF CONTROL AND SEVERANCE AGREEMENT
KEVIN L. CRUDDEN

specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated.
          (b) “Date of Separation from Service” shall mean, subject to compliance with Section 409A: (A) if Executive’s employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (B) if his employment is terminated for any other reason, the date specified in the Notice of Termination.
     6. CONFIDENTIALITY
     Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Company to any person, firm, corporation, or other entity for any reason or purpose whatsoever which is not otherwise publicly available. In the event of a breach or threatened breach by the Executive of the provisions of this Section 6, the Company will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Company, or from rendering any services to any person, firm corporation or other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Executive.
     7. NON-COMPETITION.
     Upon any termination of Executive’s employment hereunder, Executive agrees not to compete with the Company for a period of twelve (12) months following such termination in those states within the United States and those countries outside the United States in which the Company conducts business (the “Restricted Area”); provided that the ownership by the Executive of less than five percent (5%) of a publicly-traded class of securities shall not be deemed a violation of this Section 7. Executive agrees that during such period and within the Restricted Area, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the Company. The parties hereto, recognizing that irreparable injury will result to the Company, its business and property in the event of Executive’s breach of this Section 7 agree that in the event of any such breach by Executive, the Company will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive. Executive represents and admits that in the event of the termination of his employment, Executive’s experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Company, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Executive.
CHANGE OF CONTROL AND SEVERANCE AGREEMENT
KEVIN L. CRUDDEN

     8. SOURCE OF PAYMENTS.
     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Company. The Company may use insurance proceeds especially obtained therefor as partial payment in the event of disability.
     9. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.
     This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.
     10. NO ATTACHMENT.
          (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.
          (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Company and their respective successors and assigns.
     11. MODIFICATION AND WAIVER.
          (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.
          (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.
     12. ACCELERATION OF PAYMENT PROHIBITED.
     Notwithstanding any other provision of the Agreement to the contrary, no payment shall be made under the Agreement that would constitute an impermissible acceleration of payment as defined in Section 409A(a)(3) of the Code and the regulations promulgated thereunder.
     13. SEVERABILITY.
     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such
CHANGE OF CONTROL AND SEVERANCE AGREEMENT
KEVIN L. CRUDDEN

provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.
     14. HEADINGS FOR REFERENCE ONLY.
     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
     15. GOVERNING LAW
     This Agreement shall be governed by the laws of the State of Minnesota.
CHANGE OF CONTROL AND SEVERANCE AGREEMENT
KEVIN L. CRUDDEN

     IN WITNESS WHEREOF, the parties hereto have caused this Change of Control and Severance Agreement to be duly executed and delivered as of the day and year first above written.

EXECUTIVE:		COMPANY:

DIGITAL RIVER, INC.

By:	/s/ Kevin L. Crudden Kevin L. Crudden

		By:	/s/ Joel A. Ronning Joel A. Ronning, Chief Executive Officer
CHANGE OF CONTROL AND SEVERANCE AGREEMENT
KEVIN L. CRUDDEN

EXHIBIT A
DEFINITION SEPARATION FROM SERVICE
     For purposes of this Agreement, “Separation from Service” shall mean termination of the Executive’s employment as a common-law employee of the Company. A Separation from Service will not be deemed to have occurred if the Executive continues to provide services to the Company in a capacity other than as an employee and if the Executive is providing services at (A) an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment with the Company (or if employed by the Company less than three years, such lesser period) and (B) the annual remuneration for such services is fifty percent (50%) or more of the average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period).
     A Separation from Service will be deemed to have occurred if the Executive’s service with the Company as an employee is reduced to an annual rate that is less than twenty percent (20%) of the services rendered, on average, during the immediately preceding three full calendar years of employment with the Company (or if employed by the Company less than three years, such lesser period) or the annual remuneration for such services is less than twenty percent (20%) of the average annual remuneration earned during the three full calendar years of employment with the Company (or if less, such lesser period).
     In addition to the foregoing, a Separation from Service will not be deemed to have occurred while the Executive is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six (6) months, or if longer, so long as the Executive’s right to reemployment with the Company is provided either by statute or contract. If the period of leave exceeds six (6) months and the Executive’s right to reemployment is not provided either by statute or contract, then the Executive is deemed to have Separated from Service on the first day immediately following such six-month period.
CHANGE OF CONTROL AND SEVERANCE AGREEMENT
KEVIN L. CRUDDEN